UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 19, 2005

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

108 Wild Basin Road

Austin, Texas 78746

(Address of principal executive offices and zip code)

(512) 437-2700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2005, the Registrant entered into an agreement (dated January 11, 2005) with the law firm of Godwin Gruber, LLP (“Godwin”) to represent the Registrant as lead counsel in the licensing and litigation related to its United States Patent No. 4,698,672 (“‘672 Patent”).

Under the terms of the Godwin agreement, the Registrant and its wholly owned subsidiary, Compression Labs, Inc. (“CLI”), agreed to pay Godwin 16% of all license proceeds after expenses and 21% of all litigation proceeds after expenses once total proceeds from licensing and litigation exceed $6 million from the date of the agreement. In addition, the Registrant and CLI agreed to pay Godwin 50% of the firm’s standard hourly rate for time incurred. This agreement was the subject of a periodic report on form 8-K filed on January 20, 2005.

On May 19, 2005, this agreement was amended to change the contingency payment percentage to 22% for both Licensing and Litigation proceeds while fixing the monthly fee for time incurred at $200,000.

Section 9 – Financial Statements and Exhibits

Item 9.01(c) Exhibits

10.30*	Amended and Restated Agreement dated May 19, 2005, by and among Forgent Networks, Inc. and its wholly owned subsidiary Compression Labs, Inc. (collectively, the “Client”), and Goodwin Gruber, LLP (the “Law Firm”).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: May 25, 2005	By:	/s/ Jay C. Peterson
Jay C. Peterson
Chief Financial Officer